Exhibit 10.12.1

WARRANT AGREEMENT

BY AND BETWEEN

TRC COMPANIES, INC.

AND

FEDERAL PARTNERS, L.P.

Dated July 19, 2006

WARRANT AGREEMENT, dated July 19, 2006, between TRC COMPANIES, INC., a Delaware corporation (the “Issuer”), and FEDERAL PARTNERS, L.P., a Delaware limited partnership (the “Holder”).

WHEREAS, the Issuer and its wholly-owned subsidiaries (together, “TRC”) and Holder are parties to the Subordinated Loan Agreement dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the “Subordinated Loan Agreement”), pursuant to which Holder has agreed to make a subordinated loan to TRC; and

WHEREAS, in order to induce Holder to make the subordinated loan to TRC pursuant to the Subordinated Loan Agreement, the Issuer has agreed to execute and deliver this Warrant Agreement and to issue the Warrants hereinafter described.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

SECTION 1.           Definitions.  As used in this Warrant Agreement, terms defined in the Subordinated Loan Agreement shall have such defined meanings when used herein (regardless of whether the Subordinated Loan Agreement shall still be in effect) and the following terms shall have the following meanings, unless the context otherwise requires:

“Business Day” shall mean any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Common Stock” shall have the meaning set forth in Section 3.

“Current Market Price per Share” shall have the meaning specified in Section 12(b).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any successor Federal statute.

“Exercise Price” shall mean the exercise price of a Warrant, which shall be $.01 per Warrant Share, subject to adjustment as provided in Section 12.

“Expiration Date” shall mean 5:00 p.m., New York City time, on the tenth anniversary of the date hereof, or, if such day is not a Business Day, the next succeeding Business Day.

“Requirement of Law” shall mean, as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any successor Federal statute.

“Warrant” shall mean the warrant issued pursuant to this Warrant Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office up to 66,000 shares of Common Stock (subject to adjustment as provided in Section 12) at the Exercise Price at any time before 5:00 p.m., local time, on the Expiration Date.

“Warrant Certificate” shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Section 12.

“Warrant Office” shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 21 Griffen Road North, Windsor, Connecticut 06095, which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

“Warrant Register” shall mean the register, substantially in the form of Exhibit B hereto, maintained by the Issuer at the Warrant Office.

“Warrant Shares” shall mean the shares of Common Stock issuable or issued upon exercise of the Warrants, as the number and/or type of such shares may be adjusted from time to time pursuant to Section 12.

SECTION 2.           Representations and Warranties.  The Issuer hereby represents and warrants, on the date hereof, as follows:

(a)           The Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates.

(b)           The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action.

(c)           This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity).  When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

(d)           (i) The Issuer’s capital stock consists of 30,000,000 shares of Common Stock, of which 17,538,691 have been issued and are outstanding and of which 66,000 have been reserved for issuance upon exercise of the Warrants; and 500,000 shares of preferred stock, 15,000 of which are designated as Series A-1 Cumulative Convertible Preferred Stock, and all of which are issued and outstanding, and (ii) other than (A) the shares referred to above and (B) the Warrants, and (C) options to purchase 3,002,770 shares of Common Stock under the Company’s Restated Stock Option Plan and 132,493 warrants to purchase Common Stock, there are no outstanding options, warrants, conversion rights or other rights to obtain any shares of Common Stock or preferred stock from the Issuer or any other security issued by the Issuer convertible into or exchangeable for shares of Common Stock or preferred stock of the Issuer.

(e)           All of the issued and outstanding shares of stock in the Issuer are validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable federal and state securities laws, rules and regulations.

(f)            Neither the Issuer nor any Affiliate of the Issuer is:

(i)            Investment Company Act.  An “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(ii)           Holding Company Act.  A “holding company”, a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.
(iii)          Regulations as to Borrowing.  Subject to any statute or regulation which regulates the incurrence of any Indebtedness including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

SECTION 3.           Issuance of Warrants.  The Issuer hereby agrees to issue and deliver to Holder on the Closing Date Warrants evidencing rights to purchase 66,000 shares of Common Stock, $.01 par value per share, of the Issuer (“Common Stock”), subject to adjustment as provided in Section 12, at any time on or before the Expiration Date at a price per share equal to the Exercise Price.  On the Closing Date, simultaneously with the making of the loan by the Holder to TRC pursuant to the Subordinated Loan Agreement, the Issuer shall deliver to Holder one or more Warrant Certificates evidencing the Warrants.

SECTION 4.           Registration, Transfer and Exchange of Certificates.  Subject to Section 14, the Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof.  On the Closing Date the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of Holder.  The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

(a)            The Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such Warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof.  Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled.  If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) evidencing such remaining number of Warrants shall be issued to the holder surrendering such Warrant Certificate(s).

(b)           Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.  Warrant Certificates surrendered for exchange shall be canceled.

(c)            No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith.  Except as provided in Sections 14(b) and (c), each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 14(b) if the Warrant Certificate presented for transfer or exchange bore such legend.

SECTION 5.           Mutilated or Missing Warrant Certificates.  If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it; provided that such indemnity shall be deemed to constitute reasonably satisfactory evidence of such loss, theft or destruction.  No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate.  Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 14(b) if the Warrant Certificate for which such substitution is made bore such legend.

SECTION 6.           Duration and Exercise of Warrants.  (a)The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time on or after the date hereof and on or prior to the Expiration Date.

(b)           Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered within five (5) Business Days of such exercise to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of such Warrants.  Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.  Except as set forth in Sections 14(b) and (c), each Warrant Share shall bear the legend set forth in Section 14(b).  Payment of the aggregate Exercise Price may be made with respect to each Warrant Share, at the option of the Holder:

(i)            by cash, certified or bank cashier’s check or wire transfer;
(ii)           by surrendering to the Issuer the number of shares of Common Stock to be acquired upon exercise of the Warrant which is equal to (A) such aggregate Exercise Price divided by (B) the Current Market Price per Share of one share of Common Stock determined as of the last Business Day prior to the date of exercise of this Warrant; or
(iii)          any combination of the foregoing.

(c)            If less than all the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate.  Each new Warrant Certificate so issued shall bear the legend set forth in Section 14(b) if the Warrant Certificate presented in connection with partial exercise thereof bore such legend.  All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

SECTION 7.           No Fractional Shares.  The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price per Share (as defined in Section 12(b)) of Common Stock of such share (determined in accordance with the provisions of Section 12(b)) multiplied by such fraction.

SECTION 8.           Payment of Taxes.  The Issuer will pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants;  provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

SECTION 9.           Warrant Holder Rights; Dividends and Distributions.  The Warrants shall not (prior to exercise thereof) confer upon the holders thereof the right to vote as stockholders of the Issuer or any other right as stockholder of the Issuer, except that, in the event the Issuer shall make a distribution or pay any dividend to all holders of Common Stock of the Issuer in cash, evidences of its indebtedness or assets, each Warrant shall be entitled to its pro rata share of such distribution as if such Warrant had been exercised immediately prior to such distribution or record date, as applicable, and such pro rata share shall be paid or distributed to the holders of the Warrants as and when paid or distributed to the holders of Common Stock.

SECTION 10.         Reservation and Issuance of Warrant Shares.  (a)The Issuer will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares deliverable upon exercise of all outstanding Warrants.

(b)           Before taking any action which would cause an adjustment pursuant to Section 12 hereof to reduce the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue Warrant Shares at the Exercise Price as so adjusted.

(c)            The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be free from all taxes with respect to the issuance thereof and from all Liens, charges and security interests, except as provided in Section 8.

SECTION 11.         Obtaining of Governmental Approvals and Stock Exchange Listings.  The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares or other Securities, immediately upon their issuance upon the exercise of Warrants, will be listed on each securities exchange, if any, on which the Common Stock is then listed.

SECTION 12.         Adjustment of Exercise Price and Number of Warrant Shares Purchasable.  Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 12.

(a)            If the Issuer at any time while this Warrant Agreement is outstanding shall (i) declare a dividend on Common Stock in shares or other securities of the Issuer (other than debt securities covered by Section 9), (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of other securities of the Issuer (other than debt securities covered by Section 9), then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).  Such adjustment shall be made whenever any of the events listed above shall occur.  An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

(b)           The “Current Market Price per Share” of Common Stock on any date shall be deemed to be:

(i)            the average of the daily closing prices for the twenty (20) consecutive trading days immediately preceding such date as reported on the Composite Transactions Tape or, if the Common Stock is not reported on the Composite Transactions Tape, the last sale price regular way of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on such securities exchange, or, if the Common Stock is not listed or admitted to trading on such an exchange, the closing sales price or, if there is no closing sales price, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Association of Securities Dealers’ Automated Quotation System (“NASDAQ”), or, if not so reported, as reported by the National Quotation Bureau, Incorporated, or any successor thereof; or
(ii)           if no such prices are furnished, the fair market value of a share of Common Stock as determined in good faith by the Board of Directors of the Issuer and set forth in a written notice delivered to the Holder; provided that if a valuation has been made by an independent investment banking firm within six (6) months prior to any date as of which the Current Market Price per Share is to be determined hereunder, then such valuation or determination shall be binding on the Issuer and the holders of the Warrants and Warrant Shares unless any event shall have occurred since the date of such valuation or determination which, in the reasonable opinion of the Issuer’s Board of Directors, materially affects the continued validity of such valuation or determination.

(c)            No adjustment in the number of Warrant Shares shall be required unless such adjustment would require an increase or decrease of at least 1.0% in the aggregate number of Warrant Shares purchasable upon exercise of all Warrants; provided that any adjustments which by reason of this Section 12(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, however, that notwithstanding the foregoing, all such adjustments shall be made no later than three (3) years from the date of the first event that would have required an adjustment but for this paragraph.  All calculations under this Section 12 shall be made to the nearest cent or to the nearest hundredth of a share, as the case may be.

(d)           If at any time, as a result of an adjustment made pursuant to this Section 12, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the

Warrant Shares contained in this Section 12, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

(e)            Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant is adjusted, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment.

(f)            In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in paragraph (a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other corporation, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets (including cash) to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 12 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants.  The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the Holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such Holder may be entitled and all other obligations of the Issuer under this Warrant Agreement (and if the Issuer shall survive the consummation of such consolidation or merger or purchase, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant Agreement).  The provisions of this paragraph (f) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

(g)           Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

(h)           If any question shall at any time arise with respect to the adjusted Exercise Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

SECTION 13.         Notices to Warrant Holders.  Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 12, the Issuer shall promptly, but in any event within (10) days thereafter, cause to be given to each of the registered holders of the Warrants, at its address appearing on the Warrant Register by registered mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used.  Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this Section 13.

In the event:

(a)           the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Issuer or of any other subscription rights or warrants;

(b)           the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets;

(c)           of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(d)           of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer;

(e)           the Issuer proposes to take any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 12;

then the Issuer shall cause to be given to each of the registered holders of the Warrants at its address appearing on the Warrant Register, at least ten (10) days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause (d) above), a written notice in accordance with Section 17 stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up); and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up.  The failure to give the notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

SECTION 14.         Representations of Holder.  (a) Holder represents that (i) it is acquiring the Warrants for its own account, for investment and not with a view to any distribution or public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of the property of the holder of a Warrant and/or Warrant Share shall at all times be within its control, (ii) such Holder is an “accredited investor” as defined in Regulation D of the Securities Act and (iii) such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment made in connection with the acquisition of the Warrants.  Holder acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein.

(b)           Each Warrant Certificate issued to Holder or to a subsequent transferee (unless, in the opinion of Holder’s counsel, the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

THE OFFER AND SALE OF THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED JULY __, 2006, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

(c)            The restrictions set forth in Section 14(b) shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act.  Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Issuer, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in Section 14(b) at which time the Issuer will rescind any transfer restrictions relating thereto.

SECTION 15.         Amendments and Waivers.  Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of the Warrants holding a majority of the Warrant Shares; provided, that the Exercise Price may not be increased, the number of Warrant Shares issuable upon exercise of the Warrants may not be reduced (except pursuant to Section 12 hereof), the Expiration Date may not be changed to an earlier date and this Section may not be amended except with the consent of the holders of any affected outstanding Warrants and/or Warrant Shares, as the case may be.

SECTION 16.         Specific Performance.  The holders of the Warrants and/or Warrant Shares shall have the right to specific performance by the Issuer of the provisions of this Warrant Agreement.  The Issuer hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Issuer for specific performance of this Warrant Agreement by the holders of the Warrants and/or Warrant Shares.

SECTION 17.         Notices.  (a)Any notice or demand to be given or made by the holders to or on the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if sent by overnight courier or mail, first-class or registered, postage prepaid, addressed to the Issuer at the Warrant Office.

(b)           Any notice to be given by the Issuer to the holders of the Warrants or the Warrant Shares shall be sufficiently given if sent by overnight courier or first-class mail, postage prepaid, addressed to such holder as such holder’s name and address shall appear on the Warrant Register or the Common Stock registry of the Issuer, as the case may be.

SECTION 18.         Binding Effect.  This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, Holder and the registered holders from time to time of the Warrants and the Warrant Shares.

SECTION 19.         Termination.  This Warrant Agreement shall terminate and be of no further force and effect at the earlier of the close of business on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the exercise thereof or the redemption thereof by the Issuer).

SECTION 20.         Counterparts.  This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 21.         Delaware Law.  This Warrant Agreement and each Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice or conflicts of laws provisions thereof.

SECTION 22.         Benefits of this Warrant Agreement.  Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.

TRC COMPANIES, INC.

By:	/s/ Martin H. Dodd
Name: Martin H. Dodd
Title: Senior Vice President

FEDERAL PARTNERS, L.P.

By	NINTH FLOOR CORPORATION
its General Partner

By:	/s/ Stephen M. Duff
Name: Stephen M. Duff
Title: Treasurer

EXHIBIT A

TO WARRANT AGREEMENT

[FORM OF WARRANT CERTIFICATE]

THE OFFER AND SALE OF THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT.

IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT DATED JULY 19, 2006, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

WARRANT CERTIFICATE

evidencing Warrants to purchase

Common Stock in

TRC Companies, Inc.

No. W-1

This Warrant Certificate certifies that Federal Partners, L.P., a Delaware limited partnership, or registered assigns, is the registered holder of a Warrant (the “Warrant”) to purchase Common Stock, $.01 par value, in TRC Companies, Inc., a Delaware corporation (the “Issuer”).  The Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., local time of the Warrant Office, on the tenth anniversary of the date hereof or, if such day is not a Business Day, the next succeeding Business Day (the “Expiration Date”), 66,000 fully paid and nonassessable shares of Common Stock of the Issuer (the “Warrant Shares”) at a price (the “Exercise Price”) of $.01 per Warrant Share payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the office of the Issuer at 21 Griffen Road North, Windsor, Connecticut 06095 or such other address as the Issuer may specify in writing to the registered holder of the Warrant evidenced hereby (the “Warrant Office”).  The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below.

2

The Issuer may deem and treat the registered holder(s) of the Warrant evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement dated July 19, 2006, between the Issuer and the Holder (the “Warrant Agreement”).  Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

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IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers.

TRC COMPANIES, INC.

By:	/s/ Martin H. Dodd
Name: Martin H. Dodd
Title: Senior Vice President

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ANNEX

TO FORM OF

WARRANT CERTIFICATE

[FORM OF ELECTION TO PURCHASE]

(To be executed upon exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof.  The undersigned requests that a certificate for such Warrant Shares be registered in the name of _________________ whose address is _________________ and that such certificate be delivered to _________________ whose address is _________________.  If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered in the name of _________________ whose address is _________________ and that such Warrant Certificate be delivered to _________________ whose address is __________________________.

Signature:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date:

EXHIBIT B

TO WARRANT AGREEMENT

WARRANT REGISTER

Warrant CertificateNo.	Original Number of Warrants and Warrant Shares	Names and Address of Warrant Holders

W-1	Warrant to purchase 66,000 shares of Common Stock	Federal Partners, L.P. c/o The Clark Estates, Inc. One Rockefeller Plaza, 31st Floor New York, NY 10020 Attention: Stephen Duff